Exhibit 10.1

ELEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
This Eleventh Amendment to Amended and Restated Credit Agreement, dated as of May 10, 2024 (this “Amendment”), is by and among THE HAGERTY GROUP, LLC (the “Company”), the New Lender (as defined below), and JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders party to the Credit Agreement described below (in such capacity, the “Administrative Agent”), as Issuing Bank and as Swingline Lender.
RECITALS
A.    The Company, the Administrative Agent and the Lenders party thereto entered into an Amended and Restated Credit Agreement, dated as of December 12, 2018 (as amended, restated, amended and restated, supplemented or modified from time to time prior to the date hereof, including pursuant to certain Foreign Subsidiary Borrower Agreements joining the Foreign Subsidiary Borrowers (as defined therein) as party thereto, the “Credit Agreement”).
B.    The Company desires to (a) increase the Revolving Commitments and (b) further amend the Credit Agreement in accordance with the terms hereof, and the Administrative Agent is willing to do so strictly in accordance with the terms hereof.
TERMS
In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:
ARTICLE 1
AMENDMENTS
Upon the Eleventh Amendment Effective Date (as defined below), each of the Credit Agreement and the Commitment Schedule attached thereto is hereby amended as follows (collectively, the “Amended Credit Agreement”):
1.1    Section 1.1 of the Credit Agreement is hereby amended by adding or amending and restating, as applicable, the following definitions in their entireties:
“Eleventh Amendment” means that certain Eleventh Amendment to Amended and Restated Credit Agreement, dated as of May 10, 2024, by and among the Company, Wells Fargo Bank, National Association, the Administrative Agent, the Issuing Bank and the Swingline Lender.
“Eleventh Amendment Effective Date” has the meaning assigned to such term in the Eleventh Amendment.
“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08(a), (b) or (e), (b) increased from time to time pursuant to Section 2.08(e), (c) reduced or increased from time to time as set forth on the Commitment Schedule and (d) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s

Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption (or other documentation or record) pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Commitments as of the Eleventh Amendment Effective Date is $305,000,000.
1.2    The Commitment Schedule to the Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit A attached hereto.
ARTICLE 2
ADDITIONAL REVOLVING COMMITMENTS; NEW LENDER
2.1    Incremental Revolving Commitments. Subject to the terms and conditions set forth herein, New Lender (as defined below) agrees to extend an Incremental Revolving Commitment under the Credit Agreement on the Eleventh Amendment Effective Date, in a principal amount equal to the aggregate amount opposite such Lender’s name as a “Revolving Commitment” as set forth on the Commitment Schedule attached to the Amended Credit Agreement. The parties hereto acknowledge and agree that, as of the Eleventh Amendment Effective Date, New Lender’s Incremental Revolving Commitment shall constitute a Revolving Commitment for all purposes under the Amended Credit Agreement, and such Revolving Commitment shall constitute part of the same Class as the other Revolving Commitments under the Amended Credit Agreement.
2.2    New Lender. Wells Fargo Bank, National Association (“New Lender”) hereby (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and by the Amended Credit Agreement and to become a Lender under the Amended Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Amended Credit Agreement and under applicable law that are required to be satisfied by it in order to extend its Commitments and Loans under the Amended Credit Agreement and become a Lender, (iii) from and after the Eleventh Amendment Effective Date, it shall be bound by the provisions of the Amended Credit Agreement as a Lender thereunder and, to the extent of its Commitments and Loans, shall have the obligations of a Lender of the applicable Class thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Commitments and Loans of New Lender and either it, or the Person exercising discretion in making its decision to extend the Commitments and Loans of New Lender, is experienced in acquiring assets of this type, and (v) it has received a copy of the Amended Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.01(a) and 5.01(b) of the Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to become a Lender under the Amended Credit Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any Lender or their respective Related Parties, and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any Lender or their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.3    Reallocation. In connection with the foregoing and the other transactions contemplated hereby, on the Eleventh Amendment Effective Date:
2.3.1    New Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Revolving Lenders, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each Revolving Lender’s portion of the Revolving Exposure and Revolving Commitments of all the Revolving Lenders to equal its revised Applicable Percentage of such Class of such Revolving Exposure and Revolving Commitments;

2.3.2    the Administrative Agent shall make such adjustments and other relevant actions among the Lenders in respect of the “Revolving Commitments” and “Revolving Exposure” (each as defined in and in effect under the Credit Agreement) and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to effect such reallocation and cause each Lender’s Revolving Exposure under the Amended Credit Agreement to reflect such Lender’s Applicable Percentage of such Class on the Eleventh Amendment Effective Date (and in no event exceeds each such Lender’s Revolving Commitment); and
2.3.3    the Company shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the Eleventh Amendment Effective Date (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified by the Company to the Administrative Agent). The deemed payments made pursuant to this Section 2.3.3 shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term Benchmark Loan, shall be subject to indemnification by the Company pursuant to the provisions of Section 2.15 of the Amended Credit Agreement if the deemed payment occurs other than on the last day of the related Interest Periods.
ARTICLE 3
REPRESENTATIONS
The Company represents and warrants to the Administrative Agent and the Lenders that:
3.1    The execution, delivery and performance of this Amendment are within the Company’s powers and have been duly authorized by all necessary limited liability company action. This Amendment has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
3.2    After giving effect to the amendments herein contained, the representations and warranties contained in Article III of the Amended Credit Agreement and the representations and warranties contained in the other Loan Documents that are qualified by materiality are true in all respects and the representations and warranties therein that are not qualified by materiality are true in all material respects, on and as of the date hereof (other than such representations and warranties that refer to an earlier date, in which case such representations and warranties are true in all respects, or true in all material respects, as applicable, on and as of such earlier date).
3.3    After giving effect to the amendments herein contained, no Default has occurred and is continuing on the date hereof.
ARTICLE 4
CONDITIONS PRECEDENT
This Amendment shall become effective as of the date specified in the first paragraph hereof when each of the following conditions is satisfied or waived (the “Eleventh Amendment Effective Date”):
4.1    The Administrative Agent shall have received the following documents and other materials, in each case in form and substance reasonably acceptable to the Administrative Agent:
4.1.1    this Amendment, executed by the Company, the New Lender, the Administrative Agent, the Issuing Bank and the Swingline Lender;

4.1.2    a Secretary’s Certificate, executed by the directors of the Company, certifying and attaching (a) the certificate of incorporation of the Company, (b) the operating agreement of the Company, (c) the resolutions of the governing body of the Company, (d) a specimen signature of each of the officers of the Company, and (e) a certificate of good standing, issued as of a recent date by the Secretary of State of Delaware, in respect of the Company;
4.1.3    a Closing Certificate, executed by a Financial Officer of the Company, certifying as to the satisfaction of the conditions set forth in Section 4.2 of this Amendment;
4.1.4    customary legal opinion of counsel to the Company covering this Agreement, the Amended Credit Agreement, and such other customary matters as reasonably requested by the Administrative Agent;
4.1.5    the results of a recent lien search in the jurisdiction of organization of each of the Loan Parties; and
4.1.6    at least five (5) Business Days prior to the Eleventh Amendment Effective Date, all documentation and other information requested of New Lender by Administrative Agent including, without limitation, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act.
4.2    Subject to Sections 1.08 and 1.09 of the Credit Agreement, both before and immediately after giving effect (including giving effect on a Pro Forma Basis) to the Incremental Revolving Commitment provided hereunder, (a) the representations and warranties contained in Article III of the Amended Credit Agreement and the other Loan Documents are true and correct in all material respects (or in all respects in the case of any representation or warranty qualified by materiality or Material Adverse Effect), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or in all respects in the case of any representation or warranty qualified by materiality or Material Adverse Effect) as of such earlier date, (b) no Default or Event of Default exists and (c) the Company is in compliance (on a Pro Forma Basis) with the covenants contained in Section 6.13 of the Amended Credit Agreement (which calculations shall assume that the Incremental Revolving Commitment provided hereunder is fully drawn).
4.3    The Lenders and the Administrative Agent shall have received (a) all fees required to be paid (including the fees and expenses of legal counsel to the Administrative Agent) for which invoices have been presented to the Company at least three (3) Business Days prior to the Eleventh Amendment Effective Date and (b) all expenses required to be reimbursed for which invoices have been presented to the Company at least three Business Days prior to the Eleventh Amendment Effective Date.
ARTICLE 5
MISCELLANEOUS
5.1    References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Amended Credit Agreement and the Amended Credit Agreement as further amended from time to time.
5.2    Except as expressly amended hereby, the Company acknowledges and agrees that (a) the Amended Credit Agreement and all other Loan Documents to which it is a party are ratified and confirmed and shall remain in full force and effect, (b) it has no setoff, counterclaim, defense or other claim or dispute with respect to any Loan Document, (c) the security interests and other Liens created by the Loan Parties under the Collateral Documents continue in full force and effect after giving effect to this Amendment, and secure, in addition to other obligations described as secured thereby, all Secured Obligations, and (d) the guaranties granted by the Loan Parties under the Subsidiary Guaranty continue in full force and effect after giving effect to this Amendment, and guaranty, in addition to other obligations described as being guarantied thereby, all Secured Obligations.
5.3    This Amendment shall be governed by and construed in accordance with the laws of the State of New York. This Amendment shall not be deemed to have otherwise prejudiced any present or future right or rights which the Lenders now have or may have under the Amended Credit Agreement or in any other Loan Document and, in addition, shall not entitle the Borrowers to a waiver, amendment, modification or other change to, of or in respect of any provision of the Amended Credit Agreement or in any other Loan Document in the future in similar or dissimilar circumstances. This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Amended Credit Agreement. This Amendment is a Loan Document. Among other provisions of the Amended Credit Agreement, this Amendment is subject to Sections 9.06(b), 9.09 and 9.10 of the Amended Credit Agreement as if such provisions were set forth fully herein, mutatis mutandis. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
5.4    Except as expressly modified by this Amendment, all of the terms, provisions and conditions of the Credit Agreement, as heretofore amended, shall remain unchanged and in full force and effect. The Company, to the extent party thereto, as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Person grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (A) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Amended Credit Agreement and each other Loan Document to which it is a party (after giving effect hereto) and (ii) to the extent such Person granted liens on or security interests in any of its property pursuant to any Loan Documents as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. This Amendment shall not constitute a course of dealing with the Administrative Agent or any Lender at variance with the Amended Credit Agreement or the other Loan Documents such as to require further notice by such Person to require strict compliance with the terms of the Amended Credit Agreement and the other Loan Documents in the future.

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IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.

THE HAGERTY GROUP, LLC

By: _________________________________
Name: Patrick McClymont
Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Issuing Bank, as Swingline Lender and as Administrative Agent

By: ______________________________
Name: Nathan Wright
Title: Authorized Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as New Lender

By:_____________________________
Name:
Title:

EXHIBIT A
Commitment Schedule
Commitments

Lender	Revolving Commitment as of the Eleventh Amendment Effective Date
JPMorgan Chase Bank, N.A.	$90,000,000
Citizens Bank, N.A.	$75,000,000
KeyBank National Association	$65,000,000
Wells Fargo Bank, National Association	$75,000,000
Total:	$305,000,000